UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 17, 2021

12 RETECH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55915	38-3954047
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

515 E. Grant Street

Suite 150

Phoenix, Arizona 85004

(Address of principal executive offices, Zip Code)

(530) 539-4329

(Registrant’s telephone number, including area code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RETC	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Illegal Filing of purported Merger Document

On August 17, 2021, Management was alerted to an illegal filing in the Nevada Secretary of State’s office purporting to be a Notice of Merger between the Company and an entity listed as Ecommerce LLC.

Company management immediately contacted the Nevada Secretary of State’s office, advised that the Notice filing was illegal because no such merger transaction has taken place, the Company has no intent to merge with anyone, and the Company has never heard of the alleged merger partner or the signers on the illegal Notice. Subsequently, the Company submitted a formal complaint to the Nevada Secretary of State’s office requesting that the Notice be removed from the public record because it is illegal and filed without the consent or knowledge of the Company. Management is advised that the Secretary of State’s office is now investigating this matter as a possible fraudulent filing.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description

1	General Instructions for Forged or Fraudulent Filing Compliants

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2021	12 RETECH CORPORATION

	By:	/s/ Angelo Ponzetta
Angelo Ponzetta
	Itss:	Chief Executive Officer

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